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                                                                       EXHIBIT 6

Securities and Exchange Commission
Washington, D.C. 20549



                                     CONSENT
                                     -------

The undersigned, designated to act as Trustee under the Indenture for AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2001-D described in the attached Statement of Eligibility and Qualification, does hereby consent that reports of examinations by Federal, State, Territorial, or District Authorities may be furnished by such authorities to the Commission upon the request of the Commission.

This Consent is given pursuant to the provision of Section 321(b) of the Trust Indenture Act of 1939, as amended.

                                     Bank One, NA

Dated:  OCTOBER 19, 2001             By:  /s/ John J. Rothrock
                                        -------------------------------------
                                        John J. Rothrock
                                        Authorized Signer